THE SOUTHERN CONNECTICUT GAS COMPANY

                      BOARD OF DIRECTORS RETIREMENT PLAN


    The retirement plan set forth herein is known as The Southern
Connecticut Gas Company Board of Directors Retirement Plan (the "Plan"). The Plan shall be effective October 1, 1997 and shall continue in effect until amended, superseded or terminated as provided for herein.

 1.	Definitions:  The following terms when used in this Plan with initial capital letters shall have the meanings assigned to them below:

    (a)	"Annual Retainer" means the annual retainer payable to members of the
        Board of Directors during the Plan Year in which the Eligible Director retires from membership on the Board of Directors.

    (b)	"Change in Control" of the Company shall be deemed to have occurred if:

           (i)	Less than 2/3 of the total membership of the Board of Directors of the Company shall be Continuing Directors; or

          (ii) The shareholders of the Company shall approve a merger or consolidation of the Company or a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Corporation's assets.

        In connection with this definition of "Change in Control," the capitalized terms in the definition are defined as follows:
        (a) "Acquiring Person" means any Person who is or becomes a "beneficial owner" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of 20% of the voting securities of the Company; (b) "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; (c) "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board on October 1, 1997 and any successor of that Continuing Director while such successor is a member of the Board of Directors of the Company and who is not an Acquiring Person or an Affiliate or Associate of any Acquiring Person and who is elected to succeed the Continuing Director by a majority of the Continuing Directors; and
        (d) "Person" shall have the meaning assigned to it in Section 13(d) and 14(d) of the Exchange Act.

    (c)	"Code" means the Internal Revenue Code of 1954, as amended.  All references to any section of the Code shall be deemed to refer not only to such section but also to any amendment thereof and any successor statutory provision.

    (d)	"Company" means The Southern Connecticut Gas Company and any person, firm or corporation which may succeed to the business of the Company by merger, consolidation or otherwise and which, by appropriate action, shall adopt the Plan.

    (e)	"Effective Date" means October 1, 1997.

    (f)	"Eligible Director" means a member of the Board of Directors of the
        Company eligible to receive payments in accordance with the terms of the Plan.

    (g)	"Plan" means The Southern Connecticut Gas Company Board of Directors
        Retirement Plan and as it may hereafter be amended.

    (h)	"Plan Year" means the fiscal year October 1 - September 30.

    (i)	"Retirement Date" means the date on which the Eligible Director retires from the Board of Directors of the Company.

 2.	Eligibility:  If an individual, duly elected to the Board of Directors of the Company, receives a retainer as a Director for ten (10) full years, has attained the age of at least 60 and is sitting as a Director at his or her Retirement Date, such individual shall be an Eligible Director entitled to retire and receive payments in accordance with the terms of this Plan.

 3. Payments: An Eligible Director shall receive an annual payment, payable in monthly installments commencing on the first day of the month following his or her Retirement Date, of an amount equal to the Annual Retainer payable to Directors during the Plan Year in which the Eligible Director retires; provided, however, that in no case shall the retiring Eligible Director be paid an annual payment in excess of the Annual Retainer paid to such Director during the Plan Year in which such Director attained the age of 65. Such retirement payments shall continue for a period of ten
    (10) years from his or her Retirement Date or the life of the Eligible Director, whichever is shorter. If a Director dies before payments under this Plan are to be made, the Director's estate shall have no claim on any amounts accrued for such Director.

 4. Accrual of Payments, Funding and Trust Accounting: The Company shall accrue on a monthly basis the total amount of the monthly payments to be paid to Eligible Directors calculated on the net present value due and owing to each Eligible Director. Such amounts shall be a credit to a special account on the Company's books designated "Directors' Retirement Account."

    The Company shall not be required to fund or otherwise segregate assets for the payments to Eligible Directors. Notwithstanding the foregoing, the Company shall establish a trust fund (or amend an existing trust fund) (the "Trust"). The Company shall contribute an amount that it determines to be sufficient to actuarially fund the Eligible Directors' monthly payments under this Plan. The Company shall review such funding levels once a year as of January 1 and, if needed to maintain the funding on a sound actuarial basis, increase or decrease the level of funding. The Trust shall be a "rabbi trust" and shall be embodied in a trust agreement with an institutional trustee (the "Trustee"). Payments to Eligible Directors shall be paid from the funds in the "rabbi trust" by the Trustee to the extent not paid by the Company. The Trustee shall establish an account
    (an "Account") for this Plan to which shall be credited annually the Company's total contribution to be made pursuant to this Section 4.
    The account shall be credited with interest as earned, including realized and unrealized investment gains and losses. The establishment of the Account is solely for accounting and funding purposes and shall not otherwise restrict the use of the funds in the Trust. The Trust may contain funds contributed to the Directors Retirement Plan that became effective on October 1, 1992.

 5.	Directors' Contributions:  This Plan is a non-contribution retirement plan.

 6.	Qualification of Plan:  This Plan is a non-qualified plan as defined in
    Sections 401(a) and 501(a) of the Code.

 7. Restrictions on Transfers: No Eligible Director shall assign, transfer or pledge any right or claim which such Eligible Director may have under this Plan.

 8. Successors to Company: This Plan shall inure to the benefit of and be enforceable by a Director, his or her heirs, executors, administrators, successors and assigns. This Plan shall be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets expressly to assume all obligations under the Plan and agree to administer and make all payments under the Plan in accordance with its terms.

 9. Accounting: The Company, at no cost to Eligible Directors, shall annually, or at other times deemed appropriate by the Company's management, retain the services of counsel, independent accountants and actuaries to assure that the accounting accruals are consistent with the terms of this Plan and applicable laws. To the extent permitted by law, the Company shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, counsel or other person(s) employed or engaged for such purposes.

10. Expenses of Administration: All expenses that shall arise in connection with the administration of the Plan including, but not limited to, the compensation of any actuary, accountant, counsel, other experts or other person who shall be appointed by the Company in connection with the administration thereof, shall be paid by the Company.

11.	Amendment:  Prior to a Change in Control of the Company, the Company
    reserves the right to amend, modify, suspend or terminate the Plan by action of its Board of Directors, provided, however, that no such action shall operate to recapture for the Company any payments previously made to an Eligible Director under the Plan, nor, except to the extent necessary to meet the requirements of any governmental authority, to deprive an Eligible Director of any benefit due such Eligible Director under the Plan. After the occurrence of a Change of Control, this Plan may not be amended in any way that would adversely affect or deprive an Eligible Director of benefits under the Plan.

12.	Notices: Any notices required or permitted to be given under this Plan shall be in writing and shall be deemed to have been given when delivered, or when mailed, if mailed by registered or certified mail, return receipt requested to the respective addresses of the Company and Eligible Director or to such other address as any party hereto shall designate to the other party in writing.

13.	Severability:  The provisions of the Plan are severable.  The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision.

14.	Governing Law:  This Plan shall be governed by and interpreted in accordance with the substantive of laws of the State of Connecticut, except as any such laws may be preempted by federal law.

15.	Prior Director Retirement Plan:  This Plan supersedes and replaces the
    Company's Board of Directors Retirement Plan that became effective on October 1, 1992.